Exhibit 10.15

MODIFICATION OF PROMISSORY NOTE AND DEED OF TRUST

THIS MODIFICATION OF PROMISSORY NOTE AND DEED OF TRUST (this "Modification") is effective as of the date it is recorded in the real estate records of La Plata County, Colorado (the "Effective Date").

WHEREAS, on November 27, 2006 James M. Clements ("Clements") executed a Promissory Note (the "Note") in the principal sum of Four Hundred Twenty Five Thousand Dollars ($425,000.00) to the order of Old Idaho Properties, LLC ("Lender");

WHEREAS, the Note is secured by a Deed of Trust dated November 27, 2006, from Clements to the Public Trustee of La Plata County, Colorado, for the use of Lender, recorded November 29, 2006, at Reception Number 947034, of the real estate records of said County (the "Deed of Trust"), encumbering the following described property referred to hereinafter as the "Property":

All of the following described lode mining claims situate, lying and being in the California Mining District, La Plata County, Colorado, to-wit:

NAME OF CLAIM (Patented Lode)	PATENT U.S. SURVEY NUMBER
Idaho Millsite	18320
Idaho Millsite No.1	18321
Idaho Millsite No.2	18321
Alpine	18321
Lord Kitchener	17108
Hartford	17108
Gertrude	16616
Good Hope	17124
Sunrise	17124
Cathryn	16616
Midnight	19646
Helen	19515
Midnight No.2	19646
Pay Day	19516 "A"
Pay Day Millsite	19516 "B"

WHEREAS, Clements has conveyed the Property to Wildcat Mining Corporation ("Borrower") pursuant to a Mining Deed dated February 8, 2011, recorded February 15, 2011 at Reception Number 1026950 of the real estate records of La Plata County, Colorado; and

WHEREAS, Lender and Borrower have agreed to certain modifications of the Note and the Deed of Trust, as more fully set forth below.

NOW, THEREFORE, in consideration of the payments to be made by Borrower to Lender as set forth below, the receipt and sufficiency of which are hereby confessed and acknowledged by Lender, and in further consideration of the mutually agreed terms and provisions of this Modification, Lender and Borrower hereby agree as follows:

1.           Borrower agrees to pay Lender Ten Thousand Dollars ($10,000) on or before ten days after the Effective Date, and an additional Ten Thousand Dollars ($10,000) on or before 30 days after the Effective Date (collectively, the "Modification Payments").

2.           Borrower agrees to execute a Secured Convertible Promissory Note (the "Secured Note") to the order of Lender in the principal amount of Twenty Five Thousand Dollars ($25,000), convertible into 25,000 shares of Owner's Series A preferred stock.

3.           The principal sum of the Note will remain Four Hundred Twenty Five Thousand Dollars ($425,000.00).

4.           The principal sum of the Note, plus accrued and unpaid interest thereon shall balloon and be due and payable on February 22, 2014.

5.           Borrower agrees to pay Lender Eight Thousand Two Hundred Eighty-Seven Dollars and Fifty Cents ($8,287.50) before March 21, 2011.  Upon such payment, accrued interest on the Note will have been paid through March 21, 2011.

6.           From and after March 22, 2011, interest shall accrue at the rate of 7.60% per annum and be payable monthly in equal payments of Two Thousand Seven Hundred and Sixty-Two Dollars and Fifty Cents ($2,762.50), due on the 22nd of each month beginning April, 2011.

7.   All references in the Deed of Trust to the Note and the indebtedness secured thereby are hereby amended to include these modifications and amendments without separate description.

8.    Borrower shall pay all recording fees in connection with this Modification.

9.            Upon payment of the Modification Payments and issuance of the Secured Note, Lender releases and forever discharges Clements and Borrower, its successors, assigns, subsidiaries, affiliates, officers, directors and shareholders (individually and collectively), of and from any and all claims, demands, damages, rights of actions, both known and unknown, including under paragraph 24 of the Deed of Trust, or costs, expenses or compensation of whatever kind or nature, which Lender now has or had or might, could or would otherwise have had against Clements or Borrower, regarding, arising out of, or in connection with the Note and the Deed of Trust, which pre-date the Effective Date.

10.           The Note and the Deed of Trust shall be deemed modified as herein set forth; and, as modified, shall remain in full force and effect.

IN WITNESS WHEREOF, Lender and Borrower have each caused its corporate name to be subscribed to this Modification of Promissory Note and Deed of Trust.

BORROWER	LENDER

WILDCAT MINING CORPORATION	OLD IDAHO PROPERTIES, LLC

By: /s/ Roger Tichenor	By: /s/ Aaron J. Taylor
Roger Tichenor	Aaron J. Taylor
President	Manager/Member

STATE OF FLORIDA                                                      )
)  ss.
COUNTY OF SARASOTA                                             )

The foregoing instrument was acknowledged before me this 21 day of February, 2011, by Roger Tichenor, the President of Wildcat Mining Corporation, on behalf of the company; who is personally known to me or who has produced Drivers License as identification.

  /s/ Kimberly E. Lappin
Printed Name:  Kimberly E. Lappin
Notary Public
My Commission Expires:  10/10/14